Exhibit h 5 a i

AMENDMENT TO THE AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

This Amendment to the Amended and Restated Expense Limitation Agreement is hereby made as of the 18th day of June, 2015, between The MainStay Funds and MainStay Funds Trust (each a “Trust” and collectively, the “Trusts”), on behalf of each of the series of the Trusts, and New York Life Investment Management LLC (the “Manager”) (“Amendment”).

WHEREAS, each Trust and the Manager are parties to an Amended and Restated Expense Limitation Agreement, dated February 27, 2015 (the “Agreement”); and

WHEREAS, the parties hereby wish to amend Schedule A of the Agreement to reflect the addition of the MainStay Absolute Return Multi-Strategy Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective June 18, 2015, Schedule A is hereby amended to add the MainStay Absolute Return Multi-Strategy Fund, as set forth in the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

Exhibit h 5 a i

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAINSTAY FUNDS TRUST

By:  /s/ Jack R. Benintende

Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

THE MAINSTAY FUNDS

By:  /s/ Jack R. Benintende

Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Stephen P. Fisher

Name:	Stephen P. Fisher
Title:	President

Exhibit h 5 a i

SCHEDULE

FUND	Total Annual Operating Expense Limit (as a percent of average daily net asset)
MainStay Absolute Return Multi-Strategy Fund

Expense Limitation will expire August 29, 2016:

Class A: 1.80%

Class C: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Class I: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
Investor Class: The Adviser will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.